EXHIBIT 10X

                              SEPARATION AGREEMENT

      THIS SEPARATION AGREEMENT (this "Agreement"), dated as of March 25, 1999, is by and between TOYS "R" US, INC., a Delaware corporation (the "Company"), and BRUCE W. KRYSIAK (the "Executive").

                                    RECITALS

      WHEREAS, pursuant to a Retention Agreement dated as of February 12, 1998 between the Company and the Executive (the "Retention Agreement"), Executive is a Director of the Company and is employed by the Company as President and Chief Operating Officer ("COO"), and as President - U.S. Toy Stores Division; and

      WHEREAS, pursuant to a Stock Unit Agreement dated as of February 12, 1998 between the Company and the Executive (the "Stock Unit Agreement"), on February 12, 1998, the Company granted Executive 200,000 Stock Units (the "Stock Units"); and

      WHEREAS, pursuant to the Company's 1994 Stock Option and Performance Incentive Plan (the "Plan"), on May 4, 1998, the Company granted Executive options to acquire 300,000 shares of common stock (the "Initial Grant") and, on September 8, 1998, the Company granted Executive options to acquire 600,000 shares of common stock (the "September Grant"); and

      WHEREAS, Executive desires to resign his employment with the Company and his position as President and COO and all other director, officer and employee positions, if any, held by Executive in the Company and any of its subsidiaries effective as of March 26, 1999 (the "Termination Date"); and

      WHEREAS, the parties desire to set forth their respective rights and obligations in respect of Executive's resignation from the above positions;

      NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    AGREEMENT

      1. Resignation.

      (a) Effective as of the Termination Date, Executive will resign from his positions as a Director and President and COO, and all other director, officer and employee positions, if any, held by Executive in the Company and any of its subsidiaries. It is agreed by the parties that, on and as of the Termination Date, all rights and obligations of Executive and the Company with respect to such employment shall terminate.

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      (b) On the  Termination  Date,  Executive  will  deliver to the  Company a letter of resignation in the form of Exhibit A hereto and a certificate of release in the form of Exhibit B hereto.

      2. Benefits. In consideration of the agreements of Executive herein, Executive will be entitled to the benefits set forth in this Section 2.

      (a) Salary.  From the Termination  Date through the Second  Anniversary of the Termination Date and regardless of whether Executive obtains other employment, the Company will pay Executive $800,000 per year, such amount to be payable in accordance with the Company's regular payroll policies as in effect from time to time. All payments to Executive under this Section 2(a) will be less applicable withholdings for federal, state and local taxes.

      (b) Relocation Expenses. If, during the two year period commencing on the Termination Date and regardless of whether Executive obtains other employment during such period, the Executive relocates his family to an area other than Northeastern New Jersey, the Company will purchase at fair market value the house currently being constructed for Executive in Ridgewood, NJ, subject to the terms of the Company's relocation policy as from time to time in effect and provided that the Executive has taken possession of such house.

      (c) Health Benefits. From the Termination Date until the earlier to occur of (i) the Second Anniversary of the Termination Date or (ii) the date Executive commences employment with another employer, the Company will permit Executive to continue to participate in the medical, prescription, dental and disability plans maintained by the Company from time to time at a level commensurate with the level at which senior executives of the Company participate.

      (d) Stock Units. Executive hereby forfeits all of the Stock Units in their entirety, except that on the second anniversary of the Termination Date, subject to the achievement of the performance objective set forth on Exhibit A to the Stock Unit Agreement, 40,000 of such units shall be converted into an equivalent number of shares of common stock of the Company, which shares shall be delivered to the Executive on the second anniversary of the Termination Date. Except as modified by the preceding sentence, the Stock Unit Agreement shall continue in full force and effect.

      (e) Stock Options. All Stock Options granted to Executive as part of the Initial Grant and the September Grant are hereby canceled, except that of the 300,000 options granted in the Initial Grant, Executive shall retain 60,000 options and of the 600,000 options granted in the September Grant, Executive shall retain 120,000 options. All stock options retained by Executive pursuant to this paragraph (e) shall be subject to the terms and conditions (including vesting requirements) of the original grants.

      (f) Life Insurance. From the Termination Date until the earlier to occur of (i) the Second Anniversary of the Termination Date or (ii) the date Executive commences employment with another employer, the Company will permit Executive to continue to participate in the Company's basic life insurance and accidental death and dismemberment


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

policy for a benefit equal to two times the annual payment to be made by the Company pursuant to Section 2(a) of this Agreement.

      (g) Automobile. Executive will retain use of the automobile currently leased for him by the Company until the end of the term of the lease for such automobile (i.e., February 28, 2001). (h) Executive acknowledges that he is not entitled to receive benefits from the Company other than as set forth in this
Section 2, except for any benefits afforded Executive by applicable law. (i) No payments shall be made under this Section 2 until this Agreement becomes effective pursuant to Sections 20 and 24 hereof.

      3. Termination of All Existing Agreements. All rights and obligations of the Company and the Executive under any employment agreement, arrangement or understanding and any other agreement between the Company and the Executive are hereby canceled and terminated as of the Termination Date without liability of any party hereunder, except that this Agreement, the Stock Unit Agreement (as modified by Section 2(d) above) and the Partnership Option Agreements dated as of September 8, 1998 and May 4, 1998 between the Company and Executive (each as modified by Section 2(e) above) shall continue in full force and effect.

      4. No Solicitation of Executives or Customers. Executive hereby represents and warrants that during the six month period preceding the date of this Agreement he has not (i) solicited any customers of the Company or induced any customer of the Company to enter into a business relationship with Executive or any other person or (ii) solicited for employment or induced any person employed by the Company to terminate employment. During the two year period commencing on the Termination Date, the Executive shall not, directly or indirectly, (i) employ or seek to employ any person who is as of the Termination Date, or was at any time during the six month period preceding the Termination Date, an officer, general manager, or director or equivalent or more senior level employee of the Company or any of its subsidiaries or otherwise solicit, encourage, cause or induce any such employee of the Company or any of its subsidiaries to terminate such employee's employment with the Company or such subsidiary for the employment of another company (including for this purpose the contracting with any person who was an independent contractor (excluding consultant) of the Company during such period) or (ii) take any action that would interfere with the relationship of the Company or its subsidiaries with their suppliers and franchisees without, in either case, the prior written consent of the Company's Board of Directors, or engage in any other action or business that would have a material adverse effect on the Company.

      5. Non-competition and Consulting.

      (a) During the two year period commencing on tshe Termination Date (the "Consulting Period"), the Executive shall not, directly or indirectly:

      (x) engage in any managerial, administrative, advisory, consulting or operational or sales activities in Restricted Business anywhere in the Restricted Area, including, without limitation, as a director or partner of such Restricted Business, or


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      (y) organize,  establish, operate, own, manage or control or have a direct or indirect  investment or ownership interest in a Restricted Business or in any
corporation,   partnership  (limited  or  general),  limited  liability  company enterprise or other business entity that engages in a Restricted Business anywhere in the Restricted Area.

      (b) During the Consulting Period, the Executive shall:

      (x) be available to render services to the Company as an independent contractor/consultant but not as an employee of the Company; and

      (y) perform such duties as may be reasonably requested in writing from time to time during the Consulting Period by the Company's Chief Executive Officer, provided that such duties shall not conflict with the duties of the Executive for a new employer if such employment does not violate the terms of
Section 5(a).

      (c) Nothing in this Section 5 shall prohibit or otherwise restrict the Executive from acquiring or owning, directly or indirectly, for passive investment purposes not intended to circumvent this Agreement, securities of any entity engaged, directly or indirectly, in a Business if either (i) such entity is a public entity and the Executive (A) is not a controlling Person of, or a member of a group that controls, such entity and (B) owns, directly or indirectly, no more than 3% of any class of equity securities of such entity or
(ii) such entity is not a public entity and the Executive (A) is not a controlling Person of, or a member of a group that controls, such entity and (B) does not own, directly or indirectly, more than 1% of any class of equity securities of such entity.

      (d) For purposes of this Section 5, "Restricted Business" shall mean the retail store or mail order business or internet business or any business, in each case if it is involved in the manufacture or marketing of toys, juvenile or baby products, juvenile furniture or children's clothing or any other business in which the Company may be engaged on the Termination Date. "Restricted Area" means any country in which the Company or its subsidiaries owns or franchises any retail store operations or otherwise has operations on the Termination Date.

      6.  Retained  Property.  Subject  to  Section  2(g),  no  later  than  the
Termination Date, Executive shall return all property of the Company in his possession, including, but not limited to, credit cards, security key cards, telephone cards, car service cards, computer software or hardware, Company identification cards, Company records and copies of records, correspondence and copies of correspondence and other books or manuals issued by the Company.
Executive also warrants that he has no debts to or loans from the Company. Notwithstanding the foregoing, Executive shall have the right to retain (i) duplicate photocopies of books and records of the Company that do not fall within the category of "Confidential Information" (as defined below) and (ii) all personal property of the Executive located on the premises of the Company.

      7. Confidentiality. Executive acknowledges that he has had and through the Termination Date will continue to have access to Confidential Information (as hereinafter defined) of the Company. Executive agrees not to disclose, communicate or divulge to, or use for the direct or indirect benefit of, any person (including Executive), firm, association or other


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entity (other than the Company or its affiliates) any Confidential  Information.
"Confidential Information" includes, but is not limited to, customer and vendor lists, database, computer programs, frameworks, models, marketing programs, sales, financial, marketing, training and technical information, business methods, business policies, procedures, techniques, research or development projects or results, trade secrets (which Executive agrees include the Company's customer and prospective customer lists), pricing policies, business plans, computer software, intellectual property, information concerning how the Company creates, develops, acquires or maintains its products and marketing plans, targets its potential customers, and operates its retail and other businesses, and any other information not otherwise available to the general public. If any person (including any government employee) requests the disclosure or release of Confidential Information, Executive shall (i) promptly notify the Company of such request so that the Company may pursue any available remedies to prevent the disclosure or release of such Confidential Information and (ii) furnish the Company a copy of all written materials pertaining to such request for Confidential Information as the Company shall deem appropriate.

      8. No Inducements. Executive warrants that he is entering into this Agreement voluntarily, and that, except as set forth herein, no promises or inducements for this Agreement have been made, and he is entering into this Agreement without reliance upon any statement or representation by any of the Company and its affiliates, and its and their present and former stockholders, directors, officers, employees, agents, attorneys, successors and assigns or any other person, concerning any fact material hereto.

      9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings between the parties arising out of or relating to the Executive's employment and the cessation thereof. This Agreement may only be changed by written agreement executed by the parties.

      10. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the conflicts of law principles thereof.

      11. Representations and Warranties. Each party represents and warrants to the other party that (i) the execution and delivery of this Agreement has been duly authorized and all actions necessary for the due execution of this Agreement have been taken, (ii) this Agreement constitutes the legal, valid and binding obligation of the party, and (iii) this Agreement has been executed and delivered as its own free act and deed and not as the result of duress by the other party hereto. Executive specifically acknowledges that he has been advised to consult legal counsel prior to executing this Agreement, and has been afforded the opportunity of at least 21 days to consider this Agreement.

      12. Non-Disparagement. Executive covenants and agrees not to engage in any act or say anything that is intended, or may reasonably be expected to harm the reputation, business, prospects or operations of the Company, its officers, directors, stockholders or employees. The Company agrees that it will engage in no act which is intended, or may reasonably be expected to harm the reputation, business or prospects of Executive.


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      13. Public  Announcement.  Except as required by law, Executive agrees not to make any public disclosure with respect to this Agreement, the events leading up to this Agreement, and the transactions contemplated by this Agreement.

      14. No Admissions. Nothing contained in this Agreement shall be considered an admission by either party of any wrongdoing or liability under any Federal, state or local statute, public policy, tort law, contract law, common law or otherwise.

      15. Expenses. Subject to the following sentence, each party shall pay its own costs incident to the negotiation, preparation, performance, execution, and enforcement of this Agreement, and all fees and expenses of its or his counsel, accountants, and other consultants, advisors and representatives for all activities of such persons undertaken in connection with this Agreement. Notwithstanding the immediately preceding sentence, solely to the extent that the Executive is successful with respect thereto, the Company agrees to pay all reasonable legal fees and expenses of one counsel that the Executive may reasonably incur as result of any contest by Executive, by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement).

      16. Cooperation. Upon reasonable notice, Executive agrees to cooperate reasonably with the Company and its affiliated corporation entities in the defense of any claim asserted against them and as to which Executive has, or may have, knowledge. The Company agrees to reimburse Executive for any regular and ordinary expenses incurred in connection with such cooperation.

      17. No Third Party Claims. Executive represents and warrants that no other person or entity has, or to the best knowledge of Executive, claims, any interest in any potential claims, demands, causes of action, obligations, damages or suits pursuant to this Agreement; that he is the owner of all other claims, demands, causes of action, obligations, damages or suits pursuant to this Agreement; that he has full and complete authority to execute this Agreement; and that he has not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation or liability subject to this Agreement.

      18. No Third Party Beneficiaries. Except as expressly stated herein, the parties do not intend to make any person or entity who is not a party to this Agreement a beneficiary hereof, and this Agreement should not be construed as being made for the benefit of any person or entity not expressly provided for herein.

      19.  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original and all of which together shall be one and the same instrument.

      20. Acceptance and Revocation. Executive shall have a period of twenty-one
(21) days from the date of receipt of this Agreement to review and accept this Agreement. Executive shall have seven (7) days following his execution of this Agreement during which time he may revoke this Agreement by providing the Company with written notice of the revocation. This Agreement shall become effective and enforceable after the expiration of seven


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(7)  days  following  Executive's  execution  of  the  Agreement,   and  is  not
enforceable until after the seven-day revocation period expires.

      21. Future Employment. Executive hereby waives any right to reinstatement or future employment with the Company following the Termination Date.

      22. Arbitration. Except as otherwise provided for herein, any controversy arising under, out of, in connection with, or relating to, this Agreement, and any amendment hereof, or the breach hereof or thereof, shall be determined and settled by arbitration in New York, New York, by a three person panel mutually agreed upon, or in the event of a disagreement as to the selection of arbitrators, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Any award rendered therein shall specify the findings of fact of the arbitrator or arbitrators and the reasons of such award, with references to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court having jurisdiction thereof.

      23. Merger, Consolidation, Sale of Assets by the Company. The Company shall not merge or consolidate with any other person or sell or otherwise dispose of all or substantially of its assets unless (i) the Company is the continuing person in such merger or consolidation or (ii) the entity surviving such consolidation or merger (if other than the Company) or to which such sale or disposition is made assumes all of the obligations of the Company under this Agreement.

      24. Executive Committee Approval. This Agreement shall be subject to the approval of the Executive Committee of the Company's Board of Directors. 1.


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      IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year first above written.

                                         Toys "R" Us, Inc.

                                         By: /s/ Robert C. Nakasone
                                             ---------------------------------
                                             Name:     Robert C. Nakasone
                                             Title:    Chief Executive Officer

                                         EXECUTIVE

                                         /s/ Bruce W. Krysiak
                                         -------------------------------------
                                          Bruce W. Krysiak

Original Document issued to Bruce W. Krysiak on March __, 1999